Exhibit 99.1

MONARCH FINANCIAL EXCEEDS $2 MILLION IN

QUARTERLY PROFITS AND REPORTS

STRONG FINANCIAL PERFORMANCE

Chesapeake, VA - Monarch Financial Holdings, Inc. (Nasdaq: MNRK, MNRKP), the bank holding company for Monarch Bank, reported their best all-time and third quarter profits in the company’s history, along with improved asset quality. Third quarter 2011 highlights are:

•	Record 3rd quarter net income of $2,137,230, up 41%

•	Net income available to common shareholders up 56%

•	Basic earnings per share of $0.29, up 45%

•	Annual loan growth of $35 million, up 6.2%

•	Annual deposit growth of $43 million, up 6.3%

•	Non-performing assets drop below 1%, to 0.99%

•	$474 million in mortgage loans closed

“I am pleased to not only report the tenth quarter of record quarterly profits, but also to report the most profitable quarter in Monarch’s history. Making more than $2 million in one quarter is a milestone for us and sets the bar high for our future performance. At the same time our non-performing assets to total assets dropped below 1%, a testament to our strong client base, conservative underwriting, and our fantastic bankers. Monarch Mortgage and their affiliates closed $474 million in new loans, and remains a major contributor to our bottom line.” stated Brad E. Schwartz, Chief Executive Officer. “We saw improvements in our net interest margin, liquidity, core deposit growth and mix, and of course our asset quality. 2011 is shaping up to be another great year for our company”.

Net income was $2,137,230 for the third quarter of 2011, up 41% from the same period in 2010, which was the company’s previous record third quarter with $1,511,726 in net income. The quarterly annualized return on average equity (ROE) was 11.39%, and the quarterly return on average assets (ROA) was 1.04%. Quarterly basic earnings per share were $0.29, compared to $0.20 per share in the same quarter of 2010, a 45% improvement. For the first nine months of 2011 net income was a record $5,171,578 compared to $4,184,451 for the same period in 2010, a 24% increase. The nine month annualized return on average equity (ROE) was 9.46%, and the annualized return on average assets (ROA) was 0.88%. Year to date basic earnings per share were $0.67 compared to $0.53 for the same period in 2010.

Total assets at September 30, 2011 declined to $838.8 million driven by declines in mortgage loans held for sale at quarter-end. A more efficient shipping and funding process for mortgage loans implemented in 2011 combined with our all-time record of mortgage loan closings in the third quarter of 2010 contributed to this shift in balances. Portfolio loans grew $35 million net year over year as we continued to lend during the economic slowdown when many other banks were not lending. Deposits increased $43 million since the third quarter of 2010, with growth focused on checking and money market accounts. The active management of our deposit mix and funding continues to drive our net interest margin growth.

“Our focus at both Monarch Bank and OBX Bank continues to be taking care of our existing clients and adding high quality new banking relationships. With our strong asset quality we have time to compete with both our larger bank as well as our community bank competitors, for loans, deposits and cash management services.” stated Neal Crawford, President of Monarch Bank. “Our new banking and mortgage offices in Norfolk’s Ghent area and at the World Trade Center in downtown Norfolk have also been extremely well received.”

The Company continues to experience significantly better asset quality performance than its local, state, and national peer group. Non-performing assets dropped below 1% for the first time in almost three years, and equaled 0.99% of total assets. This was down from 1.16% reported as of June 30, 2011, and down from the 1.23% just one year prior. Non-performing assets were $8.3 million, comprised of $75,000 in loans 90 days or more past due and still accruing interest, $6.1 million in non-accrual loans and $2.1 million in other real estate owned. The Company remains aggressive in recognizing losses and disposing of non-performing assets during the quarter. The allowance for loan losses represents 1.73% of total loans held for investment and 166% of non-performing loans.

Average equity to average assets was 9.13% during the third quarter of 2011, up from 8.56% one year prior. Total risk-based capital to risk weighted assets equaled 12.97%, significantly higher than what is required to meet the highest rating of “Well Capitalized” by federal banking regulators. Monarch again was awarded the highest 5-Star “Superior” rating by Bauer Financial, an independent third-party bank rating agency that rates banks on safety and soundness. During the third quarter of 2011 Monarch announced a stock repurchase plan due to the market driven price declines for all banking stocks that have negatively impacted our common stock price.

Net interest income, our number one driver of profitability, increased 2.6% or $218,509 during the third quarter of 2011 compared to the same quarter in 2010. The net interest margin improved to 4.51% compared to 4.36% in 2010, primarily driven by our lower cost of funds.

Mortgage revenue, while slightly lower in the third quarter, continues to be the number one driver of non-interest revenue. Monarch Mortgage and their related mortgage companies closed $474 million in mortgage loans during the quarter, compared to the company record of $504 million during the same quarter of 2010. In September we closed a monthly record of $204 million in mortgage loans due to the sharp drop in interest rates that drove higher than normal refinancing activity. Year to date the mortgage group has closed $1.12 Billion in mortgage loans compared to $1.10 Billion for the first nine months of 2010. Through expense management our non-interest expense grew only 1.5% in the third quarter of 2011 when compared to the same period in 2010.

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with nine banking offices in Chesapeake, Virginia Beach, and Norfolk, Virginia. OBX Bank, a division of Monarch Bank, operates offices in Kitty Hawk and Nags Head, North Carolina. Services are also provided through over fifty ATMs located in the South Hampton Roads area and the Outer Banks of North Carolina, and “Monarch Online” consumer, mobile and business internet banking (monarchbank.com). Monarch Mortgage and our affiliated mortgage companies have over twenty offices with locations in Virginia, North Carolina, Maryland, and South Carolina. Our subsidiaries/ divisions include Monarch Bank, OBX Bank, Monarch Mortgage (secondary mortgage origination), OBX Bank Mortgage (secondary mortgage origination), Coastal Home Mortgage, LLC (secondary mortgage origination), Regional Home Mortgage, LLC (secondary mortgage origination), Monarch Home Funding, LLC (secondary mortgage origination), Monarch Investments (investment and insurance solutions), Real Estate Security Agency, LLC (title agency) and Monarch Capital, LLC (commercial mortgage brokerage). The shares of common stock of Monarch Financial Holdings, Inc. are publicly traded on the Nasdaq Capital Market under the symbol “MNRK”, and shares of our convertible preferred stock are publicly traded on the Nasdaq Capital Market under the symbol “MNRKP”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

##

Contact:	Brad E. Schwartz – (757) 389-5111, www.monarchbank.com
Date:	October 20, 2011

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	September 30
	2011	2010
ASSETS:
Cash and due from banks	$16,625	$14,327
Interest bearing bank balances	575	6,561
Federal funds sold	12,199	3,730

Investment securities	8,778	7,898

Loans held for sale	158,577	237,803

Loans held for investment, net of unearned income	596,333	561,355
Less: allowance for loan losses	(10,301)	(10,246)

Net loans	586,032	551,109

Bank premises and equipment	22,884	18,865
Restricted equity securities	6,177	8,704
Bank owned life insurance	6,886	7,265
Goodwill	775	775
Intangible assets	506	685
Accrued interest receivable and other assets	18,870	18,447

Total assets	$838,884	$876,169

LIABILITIES:
Demand deposits—non-interest bearing	$125,481	$95,831
Demand deposits—interest bearing	28,364	29,932
Money market deposits	281,250	231,370
Savings deposits	20,579	21,753
Time deposits	261,878	296,145

Total deposits	717,552	675,031

FHLB borrowings	24,400	111,320
Trust preferred subordinated debt	10,000	10,000
Accrued interest payable and other liabilities	11,084	9,288

Total liabilities	763,036	805,639

STOCKHOLDERS’ EQUITY:
Preferred stock, $5 par value, 1,185,300 shares authorized; none issued	—	—
Noncumulative perpetual preferred stock, series B, liquidation value of $20.0 million, $5 par value; 800,000 shares authorized, issued and outstanding	4,000	4,000
Common stock, $5 par, 20,000,000 shares authorized; issued - 5,950,639 shares (includes nonvested shares of 4,500) at September 30, 2011 and 5,904,139 shares outstanding at September 30, 2010	29,731	29,521
Capital in excess of par value	22,455	22,381
Retained earnings	19,449	14,963
Accumulated other comprehensive loss	(401)	(456)

Total Monarch Financial Holdings, Inc. stockholders’ equity	75,234	70,409
Noncontrolling interest	614	121

Total equity	75,848	70,530

Total liabilities and stockholders’ equity	$838,884	$876,169

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended September 30		Nine Months Ended September 30
	2011	2010	2011	2010
INTEREST INCOME:
Interest on federal funds sold	$10,598	$2,959	$50,599	$27,242
Interest on other bank accounts	1,624	1,597	2,728	3,486
Dividends on restricted securities	37,499	30,054	120,947	77,306
Interest & dividends on investment securities	49,263	43,218	139,403	146,793
Interest and fees on loans	10,093,295	10,347,387	29,137,009	28,235,236

Total interest income	10,192,279	10,425,215	29,450,686	28,490,063

INTEREST EXPENSE:
Interest on deposits	1,541,184	1,827,209	4,873,947	5,592,156
Interest on trust preferred subordinated debt	124,200	124,200	369,900	369,900
Interest on other borrowings	25,666	191,086	67,759	616,847

Total interest expense	1,691,050	2,142,495	5,311,606	6,578,903

NET INTEREST INCOME	8,501,229	8,282,720	24,139,080	21,911,160
PROVISION FOR LOAN LOSSES	1,738,821	3,000,992	3,839,971	5,833,810

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	6,762,408	5,281,728	20,299,109	16,077,350

NON-INTEREST INCOME:
Service charges on deposit accounts	401,035	398,367	1,212,184	1,221,723
Mortgage banking income	15,014,519	16,468,250	35,223,779	35,168,266
Investment and insurance commissions	65,298	74,299	237,003	216,204
Other income	722,784	209,207	1,148,556	610,902

Total non-interest income	16,203,636	17,150,123	37,821,522	37,217,095

NON-INTEREST EXPENSE:
Salaries and employee benefits	5,736,339	5,174,182	16,750,931	13,729,464
Commissions and incentives	7,912,804	9,157,535	16,946,009	18,846,202
Occupancy and equipment	1,492,494	1,406,740	4,265,407	3,688,503
Loan expense	1,811,906	1,606,203	4,762,926	4,082,853
Data processing	305,063	219,226	888,911	637,295
Other expenses	2,512,806	1,919,574	6,344,859	5,320,829

Total non-interest expense	19,771,412	19,483,460	49,959,043	46,305,146

INCOME BEFORE TAXES	3,194,632	2,948,391	8,161,588	6,989,299

Income tax provision	(969,166)	(1,341,006)	(2,650,097)	(2,660,037)

NET INCOME	2,225,466	1,607,385	5,511,491	4,329,262

Less: Net income attributable to noncontrolling interest	(88,236)	(95,659)	(339,913)	(144,811)

NET INCOME ATTRIBUTABLE TO MONARCH FINANCIAL HOLDINGS, INC	$2,137,230	$1,511,726	$5,171,578	$4,184,451

Preferred stock dividend and accretion of preferred stock discount	(390,000)	(390,000)	(1,170,000)	(1,170,000)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$1,747,230	$1,121,726	$4,001,578	$3,014,451

NET INCOME PER COMMON SHARE:
Basic	$0.29	$0.20	$0.67	$0.53
Diluted	$0.25	$0.19	$0.60	$0.05

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

(Dollars in thousands,
except per share data)	Three Months Ended September 30			Nine Months Ended September 30
	2011	2010	Change	2011	2010	Change
EARNINGS
Interest income	$10,192	$10,425	(2.2)%	$29,451	$28,490	3.4%
Interest expense	1,691	2,142	(21.1)	5,312	6,579	(19.3)
Net interest income	8,501	8,283	2.6	24,139	21,911	10.2
Provision for loan losses	1,739	3,001	(42.1)	3,840	5,834	(34.2)
Noninterest income	16,204	17,150	(5.5)	37,822	37,217	1.6
Noninterest expense	19,772	19,484	1.5	49,959	46,305	7.9
Pre-tax net income	3,194	2,948	8.3	8,162	6,989	16.8
Minority interest in net income	88	96	(8.3)	340	145	134.5
Income taxes	969	1,341	(27.7)	2,650	2,660	(0.4)
Net income	2,137	1,511	41.4	5,172	4,184	23.6

PER COMMON SHARE
Earnings per share - basic	$0.29	$0.20	45.0%	$0.67	$0.53	26.4%
Earnings per share - diluted	0.25	0.19	31.6	0.60	0.52	15.4
Book value				9.28	8.54	8.7
Tangible book value				9.07	8.29	5.8
Closing market price (adjusted)				6.51	8.42	(22.7)
Average Basic Shares Outstanding	5,953,747	5,714,690	4.2	5,962,559	5,706,687	4.5
Average Diluted Shares Outstanding	8,657,230	5,798,168	49.3	8,670,440	5,785,086	49.9

FINANCIAL RATIOS
Return on average assets	1.04%	0.74%	40.5%	0.88%	0.75%	17.3%
Return on average stockholders’ equity	11.39	8.65	31.7	9.46	8.14	16.2
Net interest margin (FTE)	4.51	4.36	3.4	4.44	4.22	5.2
Non-interest revenue/Total revenue	61.4	62.2	(1.3)	56.2	56.6	(0.7)
Efficiency - Consolidated	79.9	76.4	4.6	80.4	78.1	2.9
Efficiency - Bank only	54.6	50.8	7.5	56.6	54.6	3.7
Average equity to average assets	9.13	8.56	6.7	9.25	9.17	0.9
Total risk based capital - Consolidated				12.97	12.55	3.3
Total risk based capital - Bank only				12.48	12.02	3.8

PERIOD END BALANCES
Total loans held for sale				$158,577	$237,803	(33.3)%
Total loans held for investment				596,333	561,355	6.2
Interest-earning assets				783,415	825,892	(5.1)
Assets				838,884	876,169	(4.3)
Total deposits				717,552	675,031	6.3
Other borrowings				34,400	121,320	(71.6)
Stockholders’ equity				75,234	70,409	6.9

AVERAGE BALANCES
Total loans held for investment	$592,590	$553,548	7.1%	$575,230	$551,637	4.3%
Interest-earning assets	757,481	764,469	(0.9)	736,012	705,052	4.4
Assets	815,178	810,141	0.6	790,666	749,161	5.5
Total deposits	709,374	644,738	10.0	689,317	598,831	15.1
Other borrowings	15,471	85,254	(81.9)	13,998	70,647	(80.2)
Stockholders’ equity	74,408	69,386	7.2	73,135	68,733	6.4

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$9,480	$8,575	10.6%	$9,038	$9,300	(2.8)%
Provision for loan losses	1,739	3,001	(42.1)	3,840	5,834	(34.2)
Charge-offs	958	1,391	(31.1)	3,093	5,139	(39.8)
Recoveries	40	61	(34.4)	516	251	105.6
Ending balance	10,301	10,246	0.5	10,301	10,246	0.5
Net charge-off loans to average loans	0.15	0.24	(35.5)	0.45	0.89	(49.4)

ASSET QUALITY RATIOS
Nonperforming assets to total assets				0.99%	1.23%	(24.0	)bp
Allowance for loan losses to total loans held for investment				1.73	1.83	(9.8	)bp
Allowance for loan losses to nonperforming loans				165.56	120.30	37.6%

COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due				$75	$1,061	100.0%
Nonaccrual & Restructured debt				6,147	7,456	(17.6)
OREO				2,106	2,263	(6.9)

Nonperforming assets				8,328	10,780	(22.7)%

bp - Change is measured as difference in basis points.